UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2022

TMC THE METALS COMPANY INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-39281	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Howe Street, 10th Floor Vancouver, British Columbia	V6C 2T5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 631-3115

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
TMC Common Shares without par value	TMC	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one TMC Common Share, each at an exercise price of $11.50 per share	TMCWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2022, the Board of Directors (the “Board”) of TMC the metals company Inc. (the “Company”) appointed Kathleen McAllister to the Board as an independent director, for a term to continue until the 2022 annual meeting of the Company’s shareholders or until her earlier death, resignation or removal.

Ms. McAllister, age 57, has over 30 years of experience with diverse leadership roles in global, capital intensive companies in the energy value chain. She served as Director, President and Chief Executive Officer from 2014 to 2016 and as Chief Financial Officer in 2016 of Transocean Partners LLC, an international provider of offshore contract drilling services for oil and gas wells. She held the roles of Vice President and Treasurer from 2011 to 2014 of Transocean Ltd. Prior to 2011, she served in roles with increasing responsibility with finance, information technology, tax and treasury. Ms. McAllister is a member of the board of directors of Black Hills Corporation and Hoegh LNG Partners.

On February 10, 2022, pursuant to the Company’s Nonemployee Director Compensation Policy, Ms. McAllister will be granted restricted stock units under the Company’s 2021 Equity Incentive Plan, the amount of which will equal $100,000 divided by the closing price of the Common Shares on the Nasdaq Stock Market on February 10, 2022. The restricted stock units will vest in equal annual installments over three years from the date of the grant, subject to Ms. McAllister’s continued service on the Board on the applicable vesting dates. Ms. McAllister has also entered into the Company’s standard form of indemnity agreement, the form of which was filed as Exhibit 10.18 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 15, 2021.

There are no arrangements or understandings between Ms. McAllister and any other person pursuant to which Ms. McAllister was selected as a director, nor are there any transactions between Ms. McAllister and the Company in which she has a direct or indirect material interest that the Company is required to report pursuant to the rules and regulations of the Securities and Exchange Commission.

The Company expects that Ms. McAllister will be appointed to the Audit Committee of the Board (the “Audit Committee”) to serve as its Chair and as the “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K on or about April 1, 2022.

A copy of the press release, dated February 10, 2022, announcing Ms. McAllister’s appointment to the Board, is attached as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 10, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMC THE METALS COMPANY INC.

Date: February 10, 2022	By:	/s/ Gerard Barron
	Name:	Gerard Barron
	Title:	Chief Executive Officer